Exhibit 99.3

Email to Clients/Consultants/Prospects

Dear _____________,

I am writing to call your attention to an important and exciting development for our firm. Just now, we issued a press release that we intend to become a private company. While there is still a customary process that needs to occur to effectuate the transaction, including approval by our public shareholders, we believe that this step will allow us to operate our firm without the expense and distraction that was created by a minority public stake.

Most importantly, we want to assure you that we will not be making any changes to the way we invest our portfolios, to our commitment to provide the highest quality, in-depth research that has guided us over the years, and to our relationship with you.

There are no anticipated changes to our management, investment team, and relationship management team, as our primary focus will remain delivering long-term investment excellence for you and all of our clients. The transaction will entail us taking on a prudent amount of debt, but since the public’s stake was only 20% of the firm’s capital, the debt is quite manageable. Even under conservative assumptions, we are confident around our ability to comfortably service and retire this level of debt.

We are excited to be taking this step. As the market roils, and fears about war, inflation, and recession dominate, we believe being a private company enhances our future opportunities and aligns us more closely with our clients’ expectations. We would be pleased to answer your questions and look forward to speaking with you.

Best regards,

Rich Pzena

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Forward-looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Pzena Investment Management, Inc. (“PZN”) operates; new federal or state governmental regulations; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN will file with the SEC and furnish to PZN’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement and other relevant materials PZN may file with the SEC.